Exhibit 10.1

COMBIMATRIX CORPORATION

SERIES E 6% CONVERTIBLE PREFERRED STOCK REPURCHASE AGREEMENT

THIS SERIES E 6% CONVERTIBLE PREFERRED STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of February 4, 2016 (the “Effective Date”), by and between CombiMatrix Corporation, a Delaware corporation (the “Company”), and the holders of Series E Preferred Stock set forth on signature pages hereto (each, a “Preferred Stockholder” and collectively, the “Preferred Stockholders”). The Company and the Preferred Stockholders are referred to, each as a “Party,” and collectively as the “Parties.”

RECITALS

A.            As of the date of this Agreement, the Preferred Stockholders hold an aggregate of 2,185.76925 shares of Series E 6% Convertible Preferred Stock of the Company (the “Shares”).

B.            The Company has filed a registration statement (“Registration Statement”) with the Securities and Exchange Commission for an underwritten public offering (the “Public Offering”), part of the proceeds of which the Company intends to use to fund the Payment (as defined below).

C.            The Preferred Stockholders now desire and voluntarily agree to (i) sell all of their Shares to the Company at the Closing (as hereinafter defined) and (ii) consent to the Public Offering and waive certain restrictive and anti-dilution rights in connection therewith, and the Company desires to purchase such Shares from the Preferred Stockholders at the Closing.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1.             Consideration for Repurchase Right, Consent and Waivers.  As consideration for the repurchase right, consent and waivers granted hereunder, within three (3) business days after this Agreement is fully executed, the Company will pay each Preferred Stockholder, by cash, check or wire transfer of immediately available funds, a dollar amount equal to (x) the number of Shares held by such Preferred Stockholder multiplied by (y) $300.00.

2.             Sale and Purchase.  At the Closing, the Preferred Stockholders agree to sell, and the Company agrees to buy, the Shares at a price of $1,000.00 per Share.

3.             Closing and Delivery.  The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place within one (1) business day after the closing of the Public Offering (the date of the Closing, the “Closing Date”).  If the Closing does not occur by the earlier of May 1, 2016 and 15 Business Days following the effective date of the Registration Statement (or, in the event of an SEC review of the Registration Statement after the Company’s Annual Report on Form 10-K is filed with the SEC, by the earlier of June 15, 2016 and 15 Business Days following the effective date of the Registration Statement), this Agreement shall terminate and have no further force and effect or liability to any of the Parties.

4.             Delivery.  At the Closing, (i) the Preferred Stockholders will deliver all of their Shares to the Company in consideration of, and in exchange for, the Company’s payment to the Preferred

Stockholders of $1,000.00 per Share, or an aggregate of $2,185,769.25, by wire transfer in United States dollars and immediately available funds (the “Payment”) for the Shares and (ii) the each Preferred Stockholder shall execute an Assignment Separate from Certificate, the form of which is attached hereto as Exhibit A.  Immediately following the Closing, the Company shall cancel the Shares and none of the Preferred Stockholders will have any rights as a Company stockholder with respect to the Shares, including without limitation, any right to receive any dividends or other distributions with respect to the Shares.

5.             Preferred Stockholders’ Representations and Warranties. Each of the Preferred Stockholders represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a)           Right, Title, and Interest. Such Preferred Stockholder is the lawful owner, beneficially and of record, of the Shares held by it, has good and marketable title to such Shares, and has all right, title and interest in and to such Shares. Such Preferred Stockholder has full right and authority to deliver such Shares in connection with this Agreement. Such Shares are free and clear of all liens, encumbrances, equities, security interests, and any other claims whatsoever except for the Company’s repurchase option and securities law transfer restrictions on certain of such Shares. Such Shares are not subject to any agreement, understandings, trusts, or other collaborative arrangements or understandings with any other party. No third party has any right to prevent such Preferred Stockholder from transferring such Shares as contemplated by this Agreement, and no third party has any right to receive notice of transfer of such Shares as contemplated by this Agreement. Such Preferred Stockholder’s delivery of such Shares in accordance with the terms of this Agreement will pass full and valid title to such Shares free and clear of any security interests, claims, liens and any other encumbrance. Such Preferred Stockholder is not aware of any basis for any disputes or challenges regarding such Preferred Stockholder’s ownership of such Shares or regarding such Preferred Stockholder’s sale of such Shares to the Company, and no such disputes or challenges are pending or alleged.

(b)           Authority. Such Preferred Stockholder has sole dispositive and voting authority over the Shares held by it, and has all requisite legal authority to execute and deliver this Agreement, to sell and deliver such Shares, and to carry out and perform all of such Preferred Stockholder’s obligations under this Agreement.  This Agreement has been duly executed and delivered by such Preferred Stockholder, constitutes such Preferred Stockholder’s valid and binding obligation, and is enforceable in accordance with its terms.  Such Preferred Stockholder has the capacity to act on such Preferred Stockholder’s own behalf and on behalf of all who might claim through such Preferred Stockholder to bind them to the terms and conditions of this Agreement.  Such Preferred Stockholder has never filed any petition under applicable bankruptcy laws, no such petition has ever been filed involuntarily against such Preferred Stockholder, no custodian or receiver has ever been appointed with respect to such Preferred Stockholder’s assets, and such Preferred Stockholder is not now insolvent (before giving effect to the sale of such Shares).  The execution, delivery and performance of this Agreement by such Preferred Stockholder will not result in a violation of, or constitute a default under, any will, trust, agreement or other instrument to which such Preferred Stockholder is a party or is bound.  There is no pending or threatened litigation involving such Preferred Stockholder’s Shares or to which such Shares may be subject.

(c)           Value of Shares. Such Preferred Stockholder acknowledges that the purchase price of the Shares has been established by negotiation between the Company and the Preferred Stockholders.  There is no assurance that the purchase price reflects the current value of the Shares.  Such Preferred Stockholder acknowledges that the market value of the Shares held by it could, in the future and depending on the success of the Company’s business, become worth substantially more than the price at which the Company is purchasing such Shares from such Preferred Stockholder.  The Company has not made any representation to such Preferred Stockholder about the advisability of this decision or the potential future value of the Shares.  SUCH PREFERRED STOCKHOLDER ACKNOWLEDGES THAT, BY SELLING SUCH SHARES TO THE COMPANY PURSUANT TO THIS AGREEMENT, SUCH PREFERRED STOCKHOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF SUCH SHARES.

(d)           Adequacy of Payment. SUCH PREFERRED STOCKHOLDER IS AN “ACCREDITED INVESTOR” AS SUCH TERM IS DEFINED UNDER REGULATION D OF THE SECURITIES ACT OF 1933, AND HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF SELLING SUCH SHARES TO THE COMPANY AT THE PRICE AND ON THE TERMS SET FORTH IN SECTION 2 HEREOF, AND THAT THE COMPANY HAS MADE NO REPRESENTATION OR WARRANTY TO SUCH PREFERRED STOCKHOLDER WITH RESPECT TO THE FAIR MARKET VALUE OF SUCH SHARES.  SUCH PREFERRED STOCKHOLDER AGREES THAT THE AMOUNT OF THE PAYMENT IS FAIR AND EQUITABLE TO SUCH PREFERRED STOCKHOLDER.  SUCH PREFERRED STOCKHOLDER ACKNOWLEDGES THAT ARM’S-LENGTH NEGOTIATIONS BETWEEN THE COMPANY AND THE PREFERRED STOCKHOLDERS RESULTED IN SUCH PREFERRED STOCKHOLDER AGREEING TO THE SUFFICIENCY OF THE PAYMENT IN EXCHANGE FOR THE COMPANY’S PURCHASE OF SUCH SHARES.

(e)           No Legal, Tax, or Investment Advice. Such Preferred Stockholder has had an opportunity to review the federal, state, local, and foreign tax consequences of such Preferred Stockholder’s sale of the Shares held by it to the Company.  Such Preferred Stockholder understands that nothing in this Agreement or in any other materials presented to such Preferred Stockholder in connection with the Company’s purchase of such Shares or such Preferred Stockholder’s other agreements under this Agreement constitutes legal, tax, or investment advice.  Such Preferred Stockholder has consulted such legal, tax, and investment advisors as such Preferred Stockholder, in such Preferred Stockholder’s sole discretion, has deemed necessary or appropriate in connection with the sale of such Shares under this Agreement.  SUCH PREFERRED STOCKHOLDER ACKNOWLEDGES THAT SUCH PREFERRED STOCKHOLDER WILL BE RESPONSIBLE FOR SUCH PREFERRED STOCKHOLDER’S OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF SUCH PREFERRED STOCKHOLDER’S SALE OF SUCH SHARES TO THE COMPANY AND THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f)            Information.  Such Preferred Stockholder has been given full and adequate access to information relating to the Company, including its business, finances and operations as such Preferred Stockholder has deemed necessary or advisable in connection with such Preferred Stockholder’s evaluation of the sale of the Shares held by it to the Company.  Such Preferred Stockholder has not relied upon any representations or statements made by either the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof.

6.             Company’s Representations and Warranties. The Company hereby represents and warrants to the Preferred Stockholders, as of the date hereof and as of the Closing Date, as follows:

(a)           Power and Authority.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated herein in accordance with the terms hereof and the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of it, its board of directors or stockholders is required.

(b)           Valid and Binding Obligation.  The Agreement constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           Power and Authority/Good Standing.  The Company is a company incorporated, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform all of its obligations under this Agreement.

(d)           No Violation. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not violate or conflict with any provision of the Company’s certificate of incorporation or bylaws, each as amended to date.

(e)           Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending which questions the validity of this Agreement or any of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company which, individually or in the aggregate, could reasonably be expected to question the validity of this Agreement or any of the transactions contemplated hereby.

7.             Consent and Waivers.

(a)           Reference is made to those certain Securities Purchase Agreements dated as of September 28, 2012, March 19, 2013, May 3, 2013 and February 13, 2015, respectively, by and among the Company, Alpha Capital Anstalt and the other parties thereto (collectively, the “SPAs”), those certain Registration Rights Agreements dated as of September 28, 2012 and May 3, 2013, respectively, by and among the Company, Alpha Capital Anstalt and the other parties thereto (collectively, the “RRAs”), those certain Warrants issued by the Company on October 1, 2012, March 20, 2013, May 6, 2013, June 28, 2013, February 20, 2015 and April 29, 2015 (collectively, the “Warrants”) and that certain Certificate of Designation of Preferences, Rights and Limitations of Series E 6% Convertible Preferred Stock filed with the Delaware Secretary of State on February 13, 2015 (the “Certificate of Designation” and, together with the SPAs, the RRAs and the Warrants, the “Transaction Documents”).  Capitalized terms used in this Section 7 and not otherwise defined in this Agreement shall have the meanings assigned to them in the SPAs, RRAs, Warrants and Certificate of Designation.

(b)           The Preferred Stockholders acknowledge that the Company has filed a Registration Statement (SEC File No. 333-208704) on Form S-1 (including any amendments, supplements or prospectuses thereto filed or to be filed, or any communications made in connection therewith, the “Registration Statement”) for a public offering of units, with each unit consisting of (i) one share of Series F preferred stock convertible into a number of shares of common stock at a conversion price that will be below both the exercise price of the Warrants and the conversion price of the Shares and (ii) one warrant exercisable for a number of shares of common stock at an exercise price per share that will be below both the exercise price of the Warrants and the conversion price of the Shares.  The agreements and transactions contemplated by the Registration Statement (including the filing with the State of Delaware of the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, the issuance of securities of the Company thereunder and under the Registration Statement and the issuance of securities of the Company upon conversion or exercise of the Series F convertible preferred stock and warrants) are collectively referred to herein as the “Offering”.  Alpha Capital Anstalt acknowledges that it continues to hold Warrants to purchase 27,323 shares (on a post-split basis) of common stock that were issued on May 6, 2013 and Warrants to purchase 27,323 shares (on a post-split basis) of common stock that were issued on June 28, 2013.

(c)           The Preferred Stockholders hereby (i) consent to any and all filings of the Registration Statement; (ii) consent to and approve the Offering; (iii) agree that this Agreement, such Offering and the filings of the Registration Statement do not constitute a breach or default under the SPAs, RRAs, Warrants or Certificate of Designation; (iv) waive any restrictions set forth in Section 4.13 of the SPAs with respect to the Offering and the filings of the Registration Statement; (v) waive any “most favored nation” rights (including any right to notice with respect to the Offering) set forth in Section 4.18 of the SPAs solely with respect to the Offering and this Agreement; (vi) waive any antidilution rights or rights to price adjustments or share adjustments set forth in the Certificate of Designation, solely in connection with the Offering; (vii) waive any rights set forth in the RRAs to be included in the Registration Statement; (viii) waive any other prohibitions in the SPAs, RRAs, Warrants and Certificate of Designation against this Agreement, the Offering and the filings of the Registration Statement; and (ix) agree that the consent and waivers contained herein shall continue to apply to the Offering and the filings of the Registration Statement notwithstanding any change to the structuring, terms or pricing of the Offering after the date hereof, provided that the Offering does not constitute a Variable Rate Transaction as defined in Section 4.13(b) of the SPA dated February 13, 2015.

(d)           Except as specifically set forth herein or in any other waivers provided by the Parties prior to the date hereof, all of the terms, provisions and conditions of the Transaction Documents (as amended prior to the date hereof), shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein or in any other waivers provided by the Parties prior to the date hereof, be unaffected by this Agreement and shall continue as provided in such documents.  The waivers provided for under this Agreement only apply to the Offering and Registration Statement, and any other offering of securities of the Company (other than a modification of the terms of the Offering that does not result in the Offering constituting a Variable Rate Transaction, and other than Exempt Issuances as defined in the Transaction Documents) shall require a separate waiver agreement from the Preferred Stockholders if so required by the terms of the Transaction Documents.

8.             Obligation Absolute.  Subject to Section 3 hereof, the Company’s obligation to repurchase the Shares in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by a Preferred Stockholder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Preferred Stockholder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Preferred Stockholder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to repurchase such Shares.  The Company may not refuse to repurchase the Shares based on any claim that such Preferred Stockholder or anyone associated or affiliated with such Preferred Stockholder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Preferred Stockholder, restraining or enjoining such repurchase shall have been sought and obtained, and the Company posts a surety bond for the benefit of such Preferred Stockholder in the amount of 150% of the Stated Value of such Shares which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Preferred Stockholder to the extent it obtains judgment.

9.             Disclosure. The Company shall file a current report on Form 8-K on or before 4:30 p.m., New York City time, on the fourth Business Day after the date hereof, in the form required by the Securities Exchange Act of 1934, relating to the transactions contemplated by this Agreement.

10.          No Representations. None of the Parties has relied upon any representations or statements made by the other Parties that are not specifically set forth in this Agreement.

11.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the SPA dated February 13, 2015.

12.          Entire Agreement. This Agreement constitutes the full and entire understanding among the Parties with regard to the Shares. With respect to the Shares, none of the Parties will be liable or bound to the other Parties in any manner by any representations, warranties, or covenants except as specifically set forth in this Agreement.

13.          Counterparts. This Agreement may be executed in counterparts, each of which will be enforceable against the Parties actually executing such counterparts and all of which together will constitute one instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14.          Section Headings. The section headings, titles, and subtitles contained in this Agreement are for convenience only and are not to be relied upon in construing the terms of this Agreement.

15.          Severability. If any provision of this Agreement, or the application of any such provision, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, then the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties as expressed in this Agreement. The Parties further agree to replace any such illegal, void, or unenforceable provision with a legal, valid, and enforceable substitute provision that will achieve, to the greatest extent possible, the economic, business, and other purposes of the illegal, void, or unenforceable provision.

16.          Successors and Assigns. This Agreement and the Company’s rights, duties, benefits, and obligations under this Agreement will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. This Agreement and the Preferred Stockholders’ rights, duties, benefits, and obligations under this Agreement will inure to the benefit of, and be enforceable by, the Preferred Stockholders’ successors and assigns.

17.          Voluntary Execution of Agreement. This Agreement is executed voluntarily, without any duress or undue influence on the part of any Party or on behalf of any Party. Each Party acknowledges that it (i) has read this Agreement, (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice or that it has voluntarily declined to seek such counsel, (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

18.          Independent Nature of Preferred Stockholder’s Obligations and Rights.  The obligations of the Preferred Stockholder under this Agreement are several and not joint with the obligations of any other Preferred Stockholder, and the Preferred Stockholder shall not be responsible in any way for the performance of the obligations of any other Preferred Stockholders under any this Agreement.  Nothing contained herein, and no action taken by the Preferred Stockholder pursuant hereto, shall be deemed to constitute the Preferred Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Preferred Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that, to the best of its knowledge, the Preferred Stockholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company and each Preferred Stockholder confirms that such Preferred Stockholder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Preferred Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Preferred Stockholder to be joined as an additional party in any proceeding for such purpose.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Series E 6% Convertible Preferred Stock Repurchase Agreement as of the date first set forth above.

COMPANY

COMBIMATRIX CORPORATION

By:
Mark McDonough
President and Chief Executive Officer

PREFERRED STOCKHOLDERS

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, contributes, and transfers unto CombiMatrix Corporation (the “Company”) a total of:            shares of the Company’s Series E 6% Convertible Preferred Stock, standing in the undersigned’s name on the books of said Company, represented by Certificate No.        and does hereby irrevocably constitute and appoint the Company’s Secretary to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated: , 2016